Exhibit 5.2

February 20, 2026

PulteGroup, Inc.

3350 Peachtree Road NE, Suite 1500

Atlanta, Georgia 30326

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

I am the Executive Vice President, General Counsel and Corporate Secretary of PulteGroup, Inc., a Michigan corporation (the “Company”). I refer to the Registration Statement on Form S-3 (Registration No. 333-293234) (the “Registration Statement”) filed by the Company and certain direct and indirect subsidiaries of the Company set forth in the Registration Statement (collectively, the “Subsidiary Guarantors”) with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), which Registration Statement became effective upon filing pursuant to Rule 462(e) under the Securities Act. Pursuant to the Registration Statement, the Company is issuing (i) $400,000,000 aggregate principal amount of the Company’s 4.250% Senior Notes due 2031 (the “2031 Senior Notes”) and (ii) $400,000,000 aggregate principal amount of the Company’s 4.900% Senior Notes due 2036 (the “2036 Senior Notes” and, together with the 2031 Senior Notes, the “Senior Notes”). The 2031 Senior Notes and the 2036 Senior Notes are each sometimes referred to herein as a “series” of Senior Notes. The Subsidiary Guarantors are providing guarantees of each series of Senior Notes (the “Guarantees” and, together with the Senior Notes, the “Securities”). The Securities are to be issued under that certain Indenture, dated February 5, 2026 (the “Base Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated February 20, 2026, among the Company, the Subsidiary Guarantors and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The Securities are to be sold by the Company and the Subsidiary Guarantors pursuant to an underwriting agreement, dated as of February 10, 2026 (the “Underwriting Agreement”), among the Company, the Subsidiary Guarantors and J.P. Morgan Securities LLC, BofA Securities, Inc., Truist Securities, Inc. and U.S. Bancorp Investments, Inc., as representatives of the several underwriters named therein. I refer herein to the Subsidiary Guarantors listed on Annex A hereto as the “Specified Subsidiary Guarantors.”

I have examined and relied upon (i) the Registration Statement and the exhibits thereto, (ii) the Company’s prospectus, dated February 5, 2026 (the “Base Prospectus”), (iii) the Company’s prospectus supplement, dated February 10, 2026, supplementing the Base Prospectus and relating to the Securities, (iv) the Indenture, (v) the forms of certificates in global form evidencing each series of Senior Notes, (vi) the Underwriting Agreement, (vii) the Restated Articles of Incorporation of the Company, as amended to the date hereof, and the Amended and Restated By-laws of the Company, as amended to the date hereof, (viii) the certificate of incorporation and bylaws, certificate of formation and limited liability company agreement or certificate of partnership and partnership agreement, as the case may be, of each Specified Subsidiary Guarantor, (viii) the resolutions adopted by the board of directors of the Company relating to the Registration Statement, the Indenture, the Underwriting Agreement and the Senior Notes and (ix) the resolutions adopted by the adopted by the boards of directors, managers, general partners and managing partners, as applicable, of the Specified Subsidiary Guarantors, in each case, relating to the Registration Statement, the Indenture, the Underwriting Agreement and the Guarantees. I have also examined originals, or copies of originals certified to my satisfaction, of such agreements, documents, certificates and statements of the Company and each of the Specified Subsidiary Guarantors, and have examined such questions of law, as I have considered relevant and necessary as a basis for this opinion letter. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to me for examination. As to facts relevant to the opinion expressed herein, I have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company and the Specified Subsidiary Guarantors.

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, I am of the opinion that the Company and each Specified Subsidiary Guarantor (i) is a corporation duly incorporated or a limited liability company or partnership duly formed (as applicable) and, in each case, validly existing under the laws of the state of its incorporation or formation; (ii) has the corporate, limited liability company or partnership power and authority (as applicable) to execute, deliver and perform its obligations under the Registration Statement, the Indenture, the Underwriting Agreement and the Senior Notes and to perform its obligations under the Guarantees, as applicable; and (iii) has duly authorized, executed and delivered the Registration Statement, the Indenture, the Underwriting Agreement and the Senior Notes, as applicable, and duly authorized its performance of its obligations under the Indenture, the Underwriting Agreement, the Senior Notes and the Guarantees, as applicable.

This opinion is subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, in each case, whether by operation of law, contract, judicial or regulatory action or otherwise.

This opinion letter is limited to the Michigan Business Corporations Act, the Michigan Limited Liability Company Act, and the Michigan Revised Uniform Limited Partnership Act, the Arizona Revised Statutes (Corporations and Associations), the Indiana Business Flexibility Act, the Minnesota Revised Uniform Limited Liability Company Act, Chapter 78 of the Nevada Revised Statutes (Private Corporations), Chapter 86 of the Nevada Revised Statutes (Limited Liability Companies), Chapter 87 of the Nevada Revised Statutes (Partnerships), Chapter 87A of the Nevada Revised Statutes (Uniform Limited Partnership Act (2001)), Chapter 88 of the Nevada Revised Statutes (Limited Partnerships (Uniform Act)) and the Texas Business Organizations Code. I express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

I hereby consent to the filing of this opinion letter as an exhibit to the Company’s Current Report on Form 8-K to be filed with the SEC on the date hereof, which Form 8-K will be incorporated by reference into the Registration Statement, and to all references to me included in or made a part of the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Todd N. Sheldon

Todd N. Sheldon
Executive Vice President, General Counsel and Corporate Secretary

ANNEX A

SPECIFIED SUBSIDIARY GUARANTORS

Entity Name	State of Incorporation or Organization

Centex Homes	Nevada

Centex LLC	Nevada

Del Webb Communities, Inc.	Arizona

PN II, Inc.	Nevada

Pulte Development Corporation	Michigan

Pulte Development New Mexico, Inc.	Michigan

Pulte Diversified Company, LLC	Michigan

Pulte Home Company, LLC	Michigan

Pulte Homes of Indiana, LLC	Indiana

Pulte Homes of Michigan LLC	Michigan

Pulte Homes of Minnesota LLC	Minnesota

Pulte Homes of New England LLC	Michigan

Pulte Homes of New Mexico, Inc.	Michigan

Pulte Homes of NJ, Limited Partnership	Michigan

Pulte Homes of Ohio LLC	Michigan

Pulte Homes of Oregon, Inc.	Michigan

Pulte Homes of PA, Limited Partnership	Michigan

Pulte Homes of Texas, L.P.	Texas

Pulte Homes of Washington, Inc.	Michigan

Pulte Homes Tennessee Limited Partnership	Nevada

Pulte Realty Limited Partnership	Michigan